EX-23              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
Avery Sports Turf, Inc.


I consent to the incorporation by reference of my independent auditors' report dated March 5, 2004 on the balance sheet as of December 31, 2003, and the related statements of operations, changes in stockholders' (deficit) and cash flows the years ended December 31, 2003 and 2002, included in Avery Sports Turf, Inc.'s Form 10-KSB, into the Company's previously filed registration statement on Form S-8 POS (File No. 333-108090).

/s/ George Brenner, CPA
George Brenner, CPA
Los Angeles, California
April 12, 2004